Exhibit 10.1

CERTAIN INFORMATION HAS BEEN REDACTED BECAUSE IT IS NOT MATERIAL, IS TREATED AS CONFIDENTIAL BY THE REGISTRANT, AND MAY CAUSE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

FIFTH AMENDMENT TO LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO THE LICENSE AGREEMENT is made effective this 15th day of September, 2025 (the “Effective Date”).

BETWEEN:

ENWAVE CORPORATION, a federally incorporated corporation under the Canada Business Corporations Act, with an office at #1 – 1668 Derwent Way, Delta, British Columbia, V3M 6R9

(“EnWave”)

AND:

BRANCHOUT FOOD INC., (formerly AVOLOV, LLC) a company incorporated under the laws of the State of Nevada, United States of America, with an address at 205 SE Davis, Suite C, Bend, Oregon 97702 United States of America

(the “Royalty Partner”)

WHEREAS:

A. On May 7, 2021, EnWave and Royalty Partner executed a License Agreement (the “License Agreement”) by which EnWave agreed to license to Royalty Partner and Royalty Partner agreed to license from EnWave, among other things, the EnWave Technology pursuant to the terms and conditions set out in the License Agreement;

B. On November 18, 2021, AvoLov LLC filed articles of conversion and with the Nevada Secretary of State and became BranchOut Food Inc.;

C. On October 26, 2022, EnWave and the Royalty Partner agreed to amend the License Agreement by the terms set forth in the amendment (the “First Amendment”);

D. On September 27, 2023, EnWave and Royalty Partner agreed to amend the License Agreement by the terms set forth in the second amendment (the “Second Amendment”);

E. On May 23rd, 2024 EnWave and Royalty Partner agreed to amend the License Agreement by the terms set forth in the third amendment (the “Third Amendment”);

F. On February 10th, 2025 EnWave and the Royalty Partner agreed to amend the License Agreement by the terms set forth in the fourth amendment (the “Fourth Amendment”); and,

E. EnWave and the Royalty Partner wish to further amend the License Agreement by the terms set forth in this amendment (the “Fifth Amendment”).

NOW THEREFORE THIS FIFTH AMENDMENT WITNESSES that in consideration for the mutual agreements and covenants herein contained and other good and valuable consideration (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties agree as follows:

1.0	Capitalized Terms

1.1	All capitalized terms in this Fourth Amendment, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the License Agreement.

2.0	Fifth Amendment to the License Agreement

2.1	EnWave and Royalty Partner agree to add the following to Schedule C in the License Agreement:

Schedule “C”

Description of Additional Products

Royalty Rate Applicable to Product under s.3.3.
Description of Product	Date Added	On Revenue	On Tolling	Any Additional Terms Applicable to Product
Dragon Fruit	September 15, 2025	[******]	[******]	Royalty Partner is granted the exclusive rights to produce Dragon Fruit globally with the two below exceptions using EnWave Technology, subject to the Royalty Partner paying EnWave a minimum of $25,000 in annual royalties beginning in 2027 from the sale of dragon fruit products (the “Dragon Fruit Royalty”). Pursuant to this exclusive right, EnWave agrees to not license any additional Royalty Partners to produce Dragon Fruit on a commercial basis. The Royalty Partner acknowledges that EnWave has granted existing license agreements with two other companies (Pacifico Snacks and Dole), allowing them to produce dragon fruit products using EnWave Equipment to date. The Dragon Fruit Royalty is incremental to the Exclusivity Retention Royalty amount in section 5.1 of the License Agreement. If the annual Dragon Fruit Royalty is not paid to EnWave, beginning in 2027, the aforementioned semi-exclusive rights will automatically convert to non-exclusive.

2.2	EnWave and Royalty Partner agree to add clause 3.10 to the License Agreement as follows:

3.10 EnWave agrees to make prioritized introductions between Royalty Partner and any third-party companies that communicate an inbound interest regarding the procurement of Products (the “Co-Manufacturing Opportunity”). Royalty Partner will then have thirty (30) days to confirm interest in the Co-Manufacturing Opportunity to EnWave through e-mail (the “Confirmation”). If EnWave does not receive Confirmation from Royalty Partner within thirty (30) days from the Co-Manufacturing Opportunity, EnWave may proceed with making additional introductions to other licensed royalty partners. If a commercial supply agreement is not signed by the Royalty Partner relating to the Co-Manufacturing Opportunity within ninety (90) days and there are no ongoing good faith negotiations between the parties toward a commercial supply agreement, EnWave may proceed with making additional introductions to other licensed partners.

2.3	EnWave and Royalty Partner agree to add clause 3.11 to the License Agreement as follows:

3.11 EnWave agrees to not grant any additional options to license or licenses to use EnWave Technology to produce sweet potato products in South America to any third-party that does not already hold a valid option to license or license agreement with EnWave, so long as the exclusive rights granted to the Royalty Partner in the License Agreement are maintained as a result of the Royalty Partner meeting all commercial requirements outlined in the License Agreement.

IN WITNESS WHEREOF the parties have executed this Fifth Amendment as of the date hereof.

EnWave Corporation

Per:	/s/Brent Charleton	Dated:	9/16/2025
Authorized Signature

Branchout Food Inc.

Per:	/s/ Eric Healy	Dated:	9/16/2025